EXHIBIT 99.1

SANDERLING VENTURE PARTNERS IV, L.P.			SANDERLING VI LIMITED PARTNERSHIP
By: Middleton-McNeil Associates IV, L.P.			By: Middleton, McNeil, Mills & Associates VI, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	General Partner			Managing Director

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

Sanderling Ventures Management IV			SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.
By: Middleton, McNeil, Mills & Associates VI, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	Owner			Managing Director

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

Sanderling Ventures Management V			SANDERLING VI BETEILIGUNGS GMBH & CO. KG
By: Middleton, McNeil, Mills & Associates VI, LLC

By:	Fred A. Middleton		By:	Fred A. Middleton
	Owner			Managing Director

	By:	/s/ Doreen Roberts		By:	/s/ Doreen Roberts
	Name:	Doreen Roberts		Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton		Title:	Atty-in-Fact for Fred A. Middleton

Sanderling Ventures Management VI

By:	Fred A. Middleton
Owner

	By:	/s/ Doreen Roberts
	Name:	Doreen Roberts
	Title:	Atty-in-Fact for Fred A. Middleton